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                                                                    EXHIBIT 99.1

               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                         IN AND FOR NEW CASTLE COUNTY


BARBARA SELVERIAN,
                                               Civil Action No. 1659INC
         Plaintiff,

    v.

LOUIS D. PAOLINO, JR.; GEORGE
O. MOOREHEAD; KENNETH CHUAN-KAI
LEUNG and EASTERN ENVIRONMENTAL
SERVICES, INC.,

         Defendants

                                   COMPLAINT
                                   ---------

     Plaintiff, by her attorneys, alleges upon information and belief, except as to paragraph 1 which is alleged upon personal knowledge, as follows:

                                  THE PARTIES
                                  -----------

      1. Plaintiff Barbara Selverian is the owner of common stock of Eastern Environmental Services, Inc. ("Eastern" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

      2. Defendant Eastern is a corporation duly existing and organized under the laws of the State of Delaware, with its principal offices located at 1000 Crawford Place, Suite 400, Mount Laurel, New Jersey. Eastern is a waste services company specializing in the collection, transportation, and disposal of nonhazardous residential, commercial, and industrial waste.

      3. Defendant Louis D. Paolino ("Paolino") is and at all times relevant hereto has been Chief Executive Officer and Chairman of the Board of Directors of Eastern.
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     4.   Defendant George O. Moorehead ("Moorehead") is and at all times relevant hereto has been a director of Eastern.

     5. Defendant Kenneth Chuan-kai Leung ("Leung") is and at all times relevant hereto has been a director of Eastern.

     6. Defendants Paolino, Moorehead, and Leung are collectively referred to herein as the "Individual Defendants."

     7. By reason of the above Individual Defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of Eastern, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full and candid disclosure.

                           CLASS ACTION ALLEGATIONS
                           ------------------------

     8. Plaintiff brings this action on her own behalf and as a class action, pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of herself and all other holders of Eastern common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

     9.   This action is properly maintainable as a class action.

     10. The Class is so numerous that joinder of all members is impracticable. As of August 15, 1998, there were approximately 32.66 million shares of Eastern common stock outstanding.

                                      -2-
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  11. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class members. The common questions include, inter alia, the following:
                          ----------
    (a) whether the merger is grossly unfair to the Class;

    (b) whether plaintiff and the other members of the Class would be irreparably damaged were the transactions complained of herein consummated; and

    (c) whether the individual Defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

  12. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

  13. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                         SUBSTANTIVE ALLEGATIONS

  14. On or about August 17, 1998, Eastern and Waste Management, Inc. ("Waste Management") announced that they had reached a definitive merger agreement whereby Waste Management would purchase all of the outstanding shares of Eastern common stock for approximately $1.3 billion in Waste Management common stock.

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  15. Under the terms of the merger agreement, Eastern shareholders will receive
0.6406 shares of Waste Management common stock in exchange for each share of Eastern common stock held. Based upon Waste Management's closing price of $52.6875 per share on August 14, 1998, Eastern shareholders will receive approximately $33.75 of Waste Management common stock for each Eastern share, representing a premium of only 5.46% to Eastern's closing price of $32.00 per share on August 14, 1998.

  16. The merger consideration to be paid to Class members is unfair and grossly inadequate because, among other things:

    (a) the consideration agreed upon did not result from an appropriate consideration of the value of Eastern as the Individual Defendants were presented with, and asked to evaluate, the proposed merger without any attempt to sufficiently ascertain the true value of Eastern through open bidding or a "market check" mechanism;

    (b) the price received by Eastern shareholders does not reflect an adequate premium considering that:

      I. On August 13, 1998, only two trading days prior to execution of the merger agreement, Eastern common stock was trading at $35.50 per share;

      II. Eastern common stock traded as high as $37.75 per share on July 24, 1998, less than one month prior to execution of the merger agreement; and

      III. the intrinsic value of Eastern common stock is materially in excess of the amount offered giving due consideration to the Company's continuing economic improvement, ongoing operating efficiencies, and market share initiatives;

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    (c) On August 13, 1998, Eastern reported income for the second quarter of fiscal 1998 of $13.8 million, representing a 146% increase over operating income
                                          --------------------------------------
in the second quarter of fiscal 1997.
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  17. The Individual Defendants have thus far failed to announce any active auction or open bidding procedures best calculated to maximize shareholder value and have, instead, agreed to the merger which will only serve to inhibit the maximization of shareholder value.

  18. The Individual Defendants were and are under a duty:

    (a) to fully inform themselves of Eastern's market value before taking, or agreeing to refrain from taking, action;

    (b) to act in the interests on the equity owners;

    (c) to maximize shareholder value;

    (d) to obtain the best financial and other terms when the Company's independent existence will be materially altered by a transaction;

    (e) to act in accordance with their fundamental duties of care and loyalty.

  19. By the acts, transactions and courses of conduct alleged herein, defendants, individually and as part of a common plan and scheme or in breach of their fiduciary duties to plaintiff and the other members of the Class, are attempting unfairly to deprive plaintiff and other members of the Class of the true value of their investment in Eastern.

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  20. As a result of the actions of defendants, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of Eastern's assets and businesses and will be prevented from obtaining appropriate consideration for their shares of Eastern's common stock.

   21. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and may consummate the proposed transaction which will deprive the Class of its fair proportionate share of Eastern's valuable assets and businesses, to the irreparable harm of the Class.

  22. Plaintiff and the Class have no adequate remedy at law.

  WHEREFORE, plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in her favor and in favor of the Class and against defendants as follows:

  A. Declaring that this action is properly maintainable as a class action;

  B. Declaring and decreeing that the merger agreement was entered into in breach of the fiduciary duties of the Individual Defendants and is therefore unlawful and unenforceable;

  C. Enjoining defendants from proceeding with the merger agreement;

  D. Enjoining defendants from consummating the merger, or a business combination with a third party, unless and until the Company adopts and implements a procedure or process, such as an auction, to obtain the highest possible price for the Company;

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  E. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

  F. Rescinding, to the extent already implemented, the merger agreement or any of the terms thereof;

  G. Awarding plaintiff and the Class appropriate damages;

  H. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees;

  I. Granting such other and further relief as this Court may deem just and proper.

                                             ROSENTHAL, MONHAIT, GROSS &
                                              GODDESS, P.A.

                                       By:   ------------------------------
                                             Suite 1401, Mellon Bank Center
                                             P.O. Box 1710
                                             Wilmington, DE 19899-1070
                                             (302) 656-4433
                                             Attorneys for Plaintiff

Of Counsel:

SCHIFFRIN CRAIG & BARROWAY, LLP
Andrew L. Barroway
Gregory M. Castaldo
Three Bala Plaza East
Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706